UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 9, 2009

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2009, Heelys, Inc. (the “Company”) received confirmation that the Nasdaq Stock Market (“Nasdaq”) had approved its application for the voluntary transfer of its common stock listing from the Nasdaq Global Market to the Nasdaq Capital Market.  The Board of Directors of the Company has approved the transfer to the Nasdaq Capital Market.  The Company’s common stock will commence trading on the Nasdaq Capital Market on July 14, 2009.  The trading symbol of the Company’s common stock — “HLYS” — will stay the same.

The NASDAQ Capital Market is one of the three market tiers for NASDAQ-listed stock, and it operates in substantially the same manner as the NASDAQ Global Market.  Companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.

The decision to transfer the listing of the Company’s common stock to the NASDAQ Capital Market was made on a voluntary, rather than involuntary, basis in order to achieve cost savings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: July 9, 2009	By:	/s/ Lisa K. Peterson
Lisa K. Peterson
Chief Financial Officer